Exhibit 99.4

Related Party Transaction

– Form of New Enrollment System Development Service Agreement

English Translation for Reference Purpose Only

New Enrollment System Development Service Agreement

Party A: Beijing Decision Education Co., Ltd. (Management-WOFE)

Party B: [the name of New Oriental Schools]

(1)	WHEREAS, Party A, a wholly owned foreign enterprise duly organized and existing under PRC laws, owns considerable technical capability and abundant business experience in software development and hardware services; and

(2)	WHEREAS, Party B, an independent private-funded school in China engaged in providing language training and relevant courses to the public, needs Party A to provide it the development and daily system maintenance services of the new enrollment system.

NOW, THEREFORE, through friendly negotiation and on the principle of equality and mutual benefit, in relation to the development and daily system maintenance services of new enrollment system provided by Party A to Party B and the payments by Party B for using new enrollment system under this Agreement, Parties hereby agree as follows.

1.	General Rules

1.1	Definition of “Enrollment System”: The Enrollment System refers to the enrollment system software designed and developed by professional staff organized by Party A after the acceptance of Party B’s commission and according to its requirements under the terms provided in this Agreement, and used legally by Party B. (“Enrollment System” thereafter)

1.2	Responsibility of the Enrollment System development: under the premise of profound acquaintance to the business procedure of Party B, Party A shall organize professional staff to develop the software system in accordance with the business and function requirements of Party B. Without written consent of Party B, Party A shall not assign the system development responsibility to any third party, in whole or in part.

Exhibit 99.4

Related Party Transaction

– Form of New Enrollment System Development Service Agreement

English Translation for Reference Purpose Only

1.3	System development cycle: upon the effectiveness of this Agreement, Party A shall fully complete the design and compilation plan of the entire system, obtain Party B’s confirmation, and execute the plan confirmation letter no late than June 15, 2005; Party A shall fully finish the installation and adjustment, accept the checking and acceptance of Party B or the institution appointed by Party B no later than June 15, 2005. Party A shall assume unconditionally amendment, upgrading or versioning obligations for System function defects, security defects and interface defects, if such defects still exist after the checking and acceptance.

1.4	Maintenance and training of the Enrollment System: Party A provides maintenance services for the system’s malfunctions in the using process by Party B; Party A assumes the training of Party B’s stuff of system installation, using, daily maintenance and malfunction checking.

1.5	Ownership of the Enrollment System: system is developed and accomplished by Party A, and both Parties possess ownership to the system jointly.

1.6	System expenses: Party B shall pay Party A Fees for System development and follow-on technical services and upgrading according to this Agreement.

2.	System Function

2.1	Under the promise of profound understanding between Parties, Party B is responsible for specifying requirements, and Party A is responsible for realizing system functions.

2.2	Final confirmation of the Enrollment System functions shall be determined by the requirement research report, system design report (design plan), etc., acknowledged by Party B in writing. The research and requirement collection conducted by Party A upon Party B and the documents produced therewith constitute the annex of this Agreement, having legal effect together with this Agreement.

2.3	Basic functions of the Enrollment System include, but are not limited to, registration management, cash flow-in management, students information management, teachers’ reward management, classroom resource management, data searching, data analysis, decision makings, internet based registration and cash flow-in management, refund and cash flow-out management, data security, operating interface design, data back-up, etc.

2.4	After checked, accepted and used normally by Party B, Party A can upgrade or expand the system under Party B’s commission for the purpose of due to the expansion or alteration of the System functional requirements as a result of the business expansion and change of Party B.

Exhibit 99.4

Related Party Transaction

– Form of New Enrollment System Development Service Agreement

English Translation for Reference Purpose Only

3.	System Defect

3.1	In the event that the functions provided for in Article 2 hereinto fails to be fully realized, Party B can refuse to accept the system, and Party A shall compensate for the loss and assume the responsibility resulted from such failure. Party A shall compensate for all the direct losses of Party B, if any, caused by the failure mentioned above; if it results in the fact that the performance of this Agreement is not necessary or impossible, Party B can terminate this Agreement and reserve the right to require Party A to compensate for all the losses.

3.2	In the event that there are functional defects or operation interface defects in part after the checking and acceptance process, Party B shall inform Party A in writing. Party A shall respond within 24 hours after receiving the notice, and remove the impediments unconditionally through methods of amending program, upgrading or versioning in the time period confirmed by both Parties. The expenses thus arising out of shall be assumed by Party A, and Party A will be responsible for the loss of Party B.

3.3	In the event that the data security defects still exist after the checking and acceptance process, responsibility shall be assumed according to Article 7 of this Agreement “Responsibility on Data Security.”

4.	System Maintenance and Staff Training

4.1	In the course of normal use of the system by Party B, Party A shall resolve the system malfunctions other than the ones provided for in Article 3 of this Agreement within 12 hours after receiving the notice.

4.2	Within 7 days after passing the checking and acceptance, Party B shall begin the training of at least one of Party B employees on system’s installation, usage, daily maintenance and malfunction examination. Party B shall provide at least one employee to attend the training in the relevant period.

Exhibit 99.4

Related Party Transaction

– Form of New Enrollment System Development Service Agreement

English Translation for Reference Purpose Only

4.3	After the Enrollment System’s amendment, upgrading and versioning, Parties must conduct training as provided for in Article 4.2.

5.	Intellectual Property and Source Code

5.1	Party A possesses all the intellectual property of Enrollment System and the right of authorship in the system.

5.2	Party A possesses all the source codes of the System.

6.	System’s Checking and Acceptance

6.1	System shall be delivered to Party B from Party A for checking and acceptance no later than June 15, 2005. In the event that Party A delays in deliverance, it shall pay 1% of the total amount of the subject matter of this Agreement to Party B for each day overdue. In the event that the number of days overdue exceeds 30 days, Party B has right to refuse to check and accept.

6.2	System’s checking and acceptance can be conducted by either Party B or institutions appointed by Party B.

6.3	Party B shall dispatch personnel to do checking and acceptance within 7 days after deliverance by Party A. The system will be deemed to have been checked and accepted by Party B if Party B does not perform checking and acceptance after 7 days.

6.4	Party B will issue a checking and acceptance report to Party A after the system passes the checking. Such report is the annex of this Agreement, and has legal effect with this Agreement.

6.5	In the process of checking and acceptance, Party B can refuse to issue the checking and acceptance report if it or the institution appointed by it finds system defects that affect functions and normal usage. In this case Party B can specify certain reasonable term for Party A to amend the Enrollment System and remove impediments.

6.6	If the checking and acceptance is delayed or fails to pass due to the reasons provided for in Article 6.1 or 6.5 of this Agreement, Party B can terminate this Agreement. Party A shall refund prepaid payments, if any, to Party B, and compensate Party B for its losses.

Exhibit 99.4

Related Party Transaction

– Form of New Enrollment System Development Service Agreement

English Translation for Reference Purpose Only

7.	Responsibility on Data Security

7.1	Party A shall maintain warranty with the system data security of Party B in the course of the designing and development of Enrollment System. Responsibility for Enrollment System data security includes, but is not limited to: preventing illegal entry, preventing destruction of system caused by computer virus, data recovery and back-up, etc.

7.2	The damages caused as a result of using third party software or hardware by Party A in the design plan of data security of Enrollment System shall not constitute exculpatory reasons for Party A.

7.3	In the event that data security defects are found after the checking and acceptance process and such defects result in loss of Party B, Party A shall remove the impediments unconditionally within 24 hours after receiving the notice, recover the data and amend, upgrade or version the data security system. Party B reserves the right to require Party A to compensate for all the losses.

8.	Payment

8.1	Parties agree that Party B shall pay fees for using the Enrollment System to Party A in accordance with the revenues and profits generated by such Enrollment System.

8.2	Parties agree that the fee of using the Enrollment System of this Agreement is Yuan/per student per time.

8.3	Unless otherwise agreed by both Parties, the fees of using the Enrollment System under this Agreement should be paid monthly, deposited by Party B to the bank account designated by Party A, and Party A should issue legal invoice to Party B.

8.4	Taxes and expenses arising out of the execution and implementation of this Agreement shall be borne by Parties respectively according to law.

Exhibit 99.4

Related Party Transaction

– Form of New Enrollment System Development Service Agreement

English Translation for Reference Purpose Only

9.	Liability of Breach of Contract

9.1	In the event that Party B assigns the right of using the registration system under this Agreement to a third party without consent of Party A, Party A has the right to request Party B to stop this infringement and eliminate any impacts. Party B shall compensate Party A in the amount equal to twice of the profit of Party B gained as a result of the infringement and Party A reserves its right to sue Party B.

9.2	In the event that Party A breaches above provisions and causes losses and damages to Party B’s teaching business, Party A shall compensate Party B in the amount equal to twice of the loss sustained by Party B.

9.3	In the event that Party B fails to pay to Party A the usage fees for the registration system under this Agreement, it shall pay 0.05% of the overdue payment amount to Party A for each day overdue. In the event that the number of days overdue exceeds 30 days, Party A has the right to terminate this Agreement.

10.	Term and Termination

10.1	Term of this Agreement will be two years, commencing from the date of effectiveness of this Agreement. Upon the expiration, this Agreement can be extended as agreed upon by both Parties.

10.2	Any Party will be deemed to have breached the Agreement if it fails to perform any obligations hereinto; the non-breaching Party is entitled to issue written notice to terminate this Agreement to the breaching Party if the breaching Party has not taken any measures to cure or remedy the breach within 60 business days of the written notice to cure such breaches issued by the non-breaching Party. The non-breaching Party can terminate this Agreement at any time thereafter. If the breach is cured by the breaching Party within 60 business days of the written, this Agreement will continue to be effective.

11.	Dispute Resolution

11.1	The Parties shall use their best efforts in good faith to amicably settle any disputes or differences arising out of this Agreement. If an attempt to settle has failed, any Party can submit the disputes to Beijing Arbitration Commission for arbitration in Beijing in accordance with its rules of arbitration in effect. The arbitral award shall be final and binding upon both Parties.

Exhibit 99.4

Related Party Transaction

– Form of New Enrollment System Development Service Agreement

English Translation for Reference Purpose Only

11.2	“Dispute” in this clause means the dispute to the formation, time of formation, explanation of the content, performance, breach responsibility, and amendment, assignment, release and termination of this Agreement.

12.	Miscellaneous

12.1	This Agreement shall become effective upon the date of execution by both Parties. Parties may negotiate and enter supplementary contracts on matters not agreed upon herein. Supplementary contracts have equal effect as this Agreement.

12.2	Any provision of this Agreement will be deemed as severable in the jurisdiction where it conflicts with the laws in such jurisdiction. The enforceability and binding effect of such provision should not be affected in other jurisdictions.

12.3	This Agreement together with the documents referred to herein is the sole contract achieved by Parties for the subject of this Agreement. Except for the ones listed in this Agreement, the Parties will not be bound by other conditions, provisions, warranties or representations,

12.4	Amendments to this Agreement shall be valid only when made in writing and signed by both parties or their legal representatives with seal, and such amendments shall have the same effect as this Agreement.

12.5	The execution, validity, construction, performance, amendment, termination and dispute resolution of this Agreement will be governed by the laws of PRC.

12.6	Party B shall not assign this Agreement, in part or in whole, without the prior written approval of Party A.

12.7	The failure to require performance fully and timely of any provision shall not affect a party’s rights to require performance of such provision or other provisions of this Agreement at any time thereafter.

12.8	If a Force Majeure Event affects the performance of this Agreement, the Party affected by the Force Majeure Event shall immediately notify the other Party by means of telegraph, fax or other electronic forms, and shall furnish within fifteen (15) days thereafter sufficient evidence in writing of the occurrence of the Force Majeure Event. According to the Force Majeure’s impact on the performance of this Agreement, the Parties determine whether to release this Agreement, exempt the performance responsibility in part, or delay the performance.

Exhibit 99.4

Related Party Transaction

– Form of New Enrollment System Development Service Agreement

English Translation for Reference Purpose Only

12.9	Unless otherwise provided under this Agreement, “day” means calendar day, “business day” means the normal business day of Chinese commercial banks.

12.10	The annexes of this Agreement shall be considered as an integral part of this Agreement, and have the same effect.

12.11	This Agreement is executed in 4 originals and each Party holds two originals.

Each party has caused this Agreement to be executed by its duly authorized representative on the date of April 25, 2005:

Party A: Beijing Decision Education Co., Ltd. (Management-WOFE)

Authorized representative (signature):

Party B: [describe the name of New Oriental Schools]

Authorized representative (signature):

Exhibit 99.4

Related Party Transaction

– Form of New Enrollment System Development Service Agreement

English Translation for Reference Purpose Only

Amendment to the New Enrollment System

Development Service Agreement

This Amendment is executed on January 1, 2006, in Beijing, by the following parties.

Party A: Beijing Decision Education Co., Ltd. (Management-WOFE)

Party B: [the name of New Oriental Schools]

The Parties entered into the New Enrollment System Development Service Agreement on April 25, 2005. Upon friendly discussions, the Parties hereby modify and amend the original New Enrollment System Development Service Agreement as follows:

1.	Article 8.2 of the New Enrollment System Development Service Agreement provides the following provision:

“Parties agree that the fee of using the enrollment system of this Agreement is          Yuan/per student.”

Article 8.2 is amended as follows:

“Parties agree that the fee of using the Enrollment System under this Agreement is          Yuan/per student. Both Parties may discuss and adjust such payment standard at the end of each quarter according to the actual revenue and profit of Party B. In the event that no adjustment is made, the percentage applied in the nearest quarter shall apply.”

2.	Article 8.3 of the New Enrollment System Development Service Agreement provides that:

“Unless otherwise agreed by both Parties, the fees of using the Enrollment System of this Agreement should be paid monthly, deposited by Party B to the bank account designated by Party A, and Party A should issue legal invoice to Party B.”

Article 8.3 is amended as follows:

“Unless otherwise agreed by both Parties, the fees of using the Enrollment System of this Agreement should be paid quarterly, deposited by Party B to the bank account designated by Party A, and Party A should issue legal invoice to Party B.”

Exhibit 99.4

Related Party Transaction

– Form of New Enrollment System Development Service Agreement

English Translation for Reference Purpose Only

3.	Article 10.1 of the New Enrollment System Development Service Agreement provides that:

“Term of this Agreement will be two years, commencing from the date of effectiveness of this Agreement. Upon the expiration, the contract can be extended as agreed upon by both Parties.”

Article 10.1 is amended as follows:

“Both Parties agree that the term of the New Enrollment System Development Service Agreement shall be extended to five years commencing from the date of execution of this Amendment and may be further extended in five-year roll without limitation of number of extensions allowed.”

4.	This Amendment will become effective on the date of execution by the authorized representatives of each Party.

5.	This Agreement is executed in 4 originals and each Party holds two originals. Each Original has the same legal effect.

Party A: Beijing Decision Education Co., Ltd. (Management-WOFE)

Authorized representative (signature):

Party B: [describe the name of New Oriental Schools]

Authorized representative (signature):